Exhibit 10.2


                               Employment Contract
                               -------------------

THIS EMPLOYMENT CONTRACT dated this 8th day of May, 2009

BETWEEN:

      Marine Exploration Inc of 535 16th Street Suite 820, Denver, CO 80202
                                (the "Employer")
                                                               OF THE FIRST PART
                                     - AND -

                                Mark Goldberg of
                                (the "Employee")
                                                              OF THE SECOND PART

BACKGROUND:

A. The Employer is duly incorporated, organized and existing under the laws of the State of Colorado.

B. The Employer is of the opinion that the Employee has the necessary qualifications, experience and abilities to assist and benefit the Employer in its business.

C. The Employer desires to employ the Employee and the Employee has agreed to accept and enter such employment upon the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

     Governing Law
     -------------

1. This Agreement will be construed in accordance with and governed by the laws of the State of Colorado

     Commencement Date and Term
     --------------------------

2. The Employee will commence full-time employment with the Employer on May 1, 2009 (the 'Commencement Date').

3. Subject to termination as provided in this Agreement, the term of this Agreement will be for a period of four years, commencing on the Commencement Date. At the expiration date of this Agreement, this Agreement will be considered renewed for regular periods of one year, provided neither party submits a notice of termination. The parties acknowledge that various provisions of this Agreement survive past termination of employment.

     Position and Duties
     -------------------

4.   The Employer agrees to employ the Employee as a Chief Executive Officer
     (CEO) to Day to day management of the company's affairs, and the Employee agrees to be employed on the terms and conditions set out in this Agreement. The Employee agrees to be subject to the general supervision of and act pursuant to the orders, advice and direction of the Employer.

5. The Employee will perform any and all duties now and later assigned to the Employee by the Employer. The Employee will also perform such other duties as are customarily performed by one holding such a position in other, same or similar businesses or enterprises as that engaged in by the Employer.

6. The Employee agrees to abide by the Employer's rules, regulations, and practices, including those concerning work schedules, vacation and sick leave, as they may from time to time be adopted or modified.

     Employee Compensation
     ---------------------

7. For the services rendered by the Employee as required by this Agreement, the Employer will pay to the Employee a salary set from time to time in accordance with the Employer's policy while this Agreement is in force, of up to $30,000 per month. The Employer is entitled to deduct from the Employee's compensation any applicable deductions and remittances as required by law.

8. The Employee understands that the Employee's compensation as provided in this Agreement will constitute the full and exclusive monetary consideration and compensation for all services performed by the Employee and for the performance of all the Employee's promises and obligations in this Agreement.

9. The Employee understands and agrees that any additional compensation to the Employee (whether a bonus or other form of additional compensation) will rest in the sole discretion of the Employer and that the Employee will not earn or accrue any right to additional compensation by reason of the Employee's employment.

10. The Employer will reimburse the Employee for all necessary expenses incurred by the Employee while traveling pursuant to the Employer's directions.

11. The Employer agrees to permit a reasonable degree of flexibility in work hours. In cases where extra time is worked in a day or a week, the employee waives any right to overtime pay or to equivalent time off in place of overtime pay.

     Employee Benefits
     -----------------

12. The Employee will be entitled to only those additional benefits that are currently in place for the Employer's employees as set out in the Employer's booklets and manuals.

13. All benefits provided by the Employer are in the Employer's sole discretion and are subject to change, without compensation, upon the Employer providing the Employee with 60 days written notice of such change to the benefits.

14. The Employee will be entitled in each year to such vacations as are stipulated by the Employer's policies.

     Duty to Devote Full Time
     ------------------------

15. The Employee agrees to devote full-time efforts to her duties as an Employee of the Employer.

     Avoiding Conflict of Opportunities
     ----------------------------------

16. It is understood and agreed that any business opportunity relating to or similar to the Employer's current or anticipated business opportunities (with the exception of personal investments in less than 5% of the equity of a business, investments in established family businesses, real estate, or investments in stocks and bonds traded on public stock exchanges) coming to the attention of the Employee during the Employee's employment is an opportunity belonging to the Employer. Therefore, the Employee will advise the Employer of the opportunity and cannot pursue the opportunity, directly or indirectly, without the written consent of the Employer.

17. Without the written consent of the Employer, the Employee further agrees not to: a. solely or jointly with others undertake or join any planning for or organization of any business activity competitive with the current or anticipated business activities of the Employer; and b. directly or indirectly, engage or participate in any other business activities that the Employer, in its reasonable discretion, determines to be in conflict with the best interests of the Employer.

     Inability to Contract for Employer
     ----------------------------------

18. In spite of anything contained in this Agreement to the contrary, the Employee will not have the right to make any contracts or commitments for or on the behalf of the Employer without first obtaining the express written consent of the Employer.

     Insurance
     ---------

19. The Employee is a valued and integral part of the Employer and the loss of her services to the Employer would cause a severe hardship and economic loss to the Employer. The Parties agree that the Employee will:

     a. permit the Employer, at any time and from time to time, at its option, and at its cost, to insure her life under a policy or policies of life insurance issued by a life insurance company or companies selected by the Employer;
     b.   name the Employer as sole beneficiary in the insurance policy;
     c. do any and all acts and things, and execute and deliver all or any instruments, paper and documents, which will be reasonably demanded by the Employer or the insurer for the purpose of applying for, obtaining, maintaining, canceling, converting, reinstating, or liquidating such insurance policy or policies, or collecting the proceeds from such insurance policy or policies including but not limited to, such as will be necessary to vest in the Employer and any and all rights, powers, privileges, options or benefits to and under such insurance policies;

     d. submit to all necessary physical or other examinations required to effect such policies of insurance.

20. The Employer will use its best efforts when dealing with potential insurers to require such insurers to treat all information provided to it by the Employee as confidential.

     Confidential Information and Assignment of Inventions
     -----------------------------------------------------

21. The Employee acknowledges in any position the Employee may hold, in and as a result of the Employee's employment by the Employer, the Employee will, or may, be making use of, acquiring or adding to information about certain matters and things which are confidential to the Employer and which information is the exclusive property of the Employer, including, without limitation:

     a. 'Confidential Information' means all data and information relating to the business and management of Employer, including proprietary and trade secret technology and accounting records to which access is obtained by the Employee, including Work Product, Computer Software, Other Proprietary Data, Business Operations, Marketing and Development Operations, and Customers. Confidential Information will also include any information that has been disclosed by a third party to the Employer and governed by a non-disclosure agreement entered into between the third party and the Employer. Confidential Information will not include information that:
          i.   is generally known in the industry of the Employer;
          ii. is now or subsequently becomes generally available to the public through no wrongful act of the Employee;
          iii. the Employee rightfully had in its possession prior to the disclosure to Employee by the Employer;
          iv. is independently created by the Employee without direct or indirect use of the Confidential Information; or
          v. the Employee rightfully obtains from a third party who has the right to transfer or disclose it. b. 'Work Product' means work product resulting from or related to work or projects performed or to be performed for the Employer or for clients of the Employer, of any type or form in any stage of actual or anticipated research and development;

     c. 'Computer Software' which means computer software resulting from or related to work or projects performed or to be performed for the Employer or for clients of the Employer, of any type or form in any stage of actual or anticipated research and development, including but not limited to programs and program modules, routines and subroutines, processes, algorithms, design concepts, design specifications (design notes, annotations, documentation, flowcharts, coding sheets, and the like), source code, object code and load modules, programming, program patches and system designs;

     d. 'Other Proprietary Data' means information relating to the Employer's proprietary rights prior to any public disclosure of such information, including but not limited to the nature of the proprietary rights, production data, technical and engineering data, test data and test results, the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including patents, copyrights and trade secrets);

     e. 'Business Operations' means internal personnel and financial information, vendor names and other vendor information (including vendor characteristics, services and agreements), purchasing and internal cost information, internal services and operational manuals, and the manner and methods of conducting the Employer's business;

     f. 'Marketing and Development Operations' means marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of the Employer which have been or are being discussed; and ' g. 'Customers' means names of customers and their representatives, contracts and their contents and parties, customer services, data provided by customers and the type, quantity and specifications of products and services purchased, leased, licensed or received by clients of the Employer.

     Confidential Obligations
     ------------------------

22. The Employee agrees that a material term of the Employee's contract with the Employer is to keep all Confidential Information absolutely confidential and protect its release from the public. The Employee agrees not to divulge, reveal, report or use, for any purpose, any of the Confidential Information which the Employee has obtained or which was disclosed to the Employee by the Employer as a result of the Employee's employment by the Employer. The Employee agrees that if there is any question as to such disclosure then the Employee will seek out senior management of the Employer prior to making any disclosure of the Employer's information that may be covered by this Agreement.

23. The obligations to ensure and protect the confidentiality of the Confidential Information imposed on the Employee in this Agreement and any obligations to provide notice under this Agreement will survive the expiration or termination, as the case may be, of this Agreement and will continue for a period of five (5) years from the date of such expiration or termination.

24.  The Employee may disclose any of the Confidential Information:
     a. to a third party where Employer has consented in writing to such disclosure; and
     b. to the extent required by law or by the request or requirement of any judicial, legislative, administrative or other governmental body, however, the Employee will first have given prompt notice to the Employer of any possible or prospective order (or proceeding pursuant to which any order may result), and the Employer will have been afforded a reasonable opportunity to prevent or limit any disclosure.

     Ownership and Title
     -------------------

25. The Employee acknowledges and agrees that all rights, title and interest in any Confidential Information will remain the exclusive property of the Employer. Accordingly, the Employee specifically agrees and acknowledges that she will have no interest in the Confidential Information, including, without limitation, no interest in know-how, copyright, trade-marks or trade names, notwithstanding the fact that she may have created or contributed to the creation of the same.

26. The Employee does hereby waive any moral rights that she may have with respect to the Confidential Information.

27. This Agreement will not apply in respect of any intellectual property, process, design, development, creation, research, invention, know-how, trade names, trade-marks or copyrights for which:

     a. no equipment, supplies, facility or Confidential Information of the Employer was used, b. was developed entirely on the Employee's own time, and c. does not:

          i.   relate to the business of the Employer,

          ii. relate to the Employee's actual or demonstrably anticipated processes, research or development or

          iii. result from any work performed by the Employee for the Employer.

28. The Employee agrees to immediately disclose to the Employer all Confidential Information developed in whole or in part by the Employee during the term of the Employee's employment with the Employer and to assign to the Employer any right, title or interest the Employee may have in the Confidential Information. The Employee agrees to execute any instruments and to do all other things reasonably requested by the Employer (both during and after the Employee's employment with the Employer) in order to vest more fully in the Employer all ownership rights in those items transferred by the Employee to the Employer.

     Return of Confidential Information
     ----------------------------------

29. The Employee agrees that, upon request of the Employer or upon termination or expiration, as the case may be, of employment, the Employee will turn over to the Employer all documents, disks or other computer media, or other material in the possession or control of the Employee that:

     a. may contain or be derived from ideas, concepts, creations, or trade secrets and other proprietary and Confidential Information as defined in this Agreement; or

     b. connected with or derived from the Employee's services to the Employer.

     Non-Solicitation
     ----------------

30. Any attempt on the part of the Employee to induce others to leave the Employer's employ, or any effort by the Employee to interfere with the Employer's relationship with its other employees and contractors would be harmful and damaging to the Employer. The Employee agrees that during the term of her employment with the Employer and for a period of three (3) years after the end of that term, the Employee will not in any way, directly or indirectly:

     a. induce or attempt to induce any employee or contractor of the Employer to quit employment or retainer with the Employer;
     b. otherwise interfere with or disrupt the Employer's relationship with its employees and contractors;
     c. discuss employment opportunities or provide information about competitive employment to any of the Employer's employees or contractors; or
     d. solicit, entice, or hire away any employee or contractor of the Employer. This obligation will be limited to those that were employees or contractors of the Employer when the Employee was employed by the Employer.

     Non-Competition
     ---------------

31. Other than through employment with a bona-fide independent party, or with the express written consent of the Employer, which will not be unreasonably withheld, the Employee will not, during the continuance of this Agreement or within four (4) years after the termination or expiration, as the case may be, of this Agreement, be directly or indirectly involved with a business which is in direct competition with the particular business line of the Employer that the Employee was working during any time in the last year of employment with the Employer.

32. For a period of four (4) years from the date of termination or expiration, as the case may be, of the Employee's employment with the Employer, the Employee will not divert or attempt to divert from the Employer any business the Employer had enjoyed, solicited, or attempted to solicit, from its customers, prior to termination or expiration, as the case may be, of the Employee's employment with the Employer.

     Termination Due to Discontinuance of Business
     ---------------------------------------------

33. In spite of anything contained in this Agreement to the contrary, in the event that the Employer will discontinue operating its business at the location where the Employee is employed, then, at the Employer's sole option, this Agreement will terminate as of the last day of the month in which the Employer ceases operations at such location with the same force and effect as if such last day of the month were originally set as the termination date of this Agreement.

     Termination For Disability
     --------------------------

34. In spite of anything contained in this Agreement to the contrary, the Employer has the sole option to terminate this Agreement in the event that the Employee, during the term of this Agreement, becomes Permanently Disabled, as defined in this Agreement. Such option will be exercised by the Employer giving notice to the Employee by personally delivering to the Employee or by registered mail addressed to the Employee of the Employer's intention to terminate this Agreement on the last day of the month during which such notice is mailed. On the giving of such notice, this Agreement will cease on the last day of the month in which the notice is so delivered or mailed, with the same force and effect as if such last day of the month was the date originally set forth in this Agreement as the termination date of this Agreement.

35. For the purposes of this Agreement, the Employee will be deemed to have become permanently disabled, if, during any year of the term of this Agreement, because of ill health, physical or mental disability or for other causes beyond the Employer's control, she will have been continuously unable or unwilling or will have failed to perform her duties under this Agreement for 60 consecutive days, or if, during any year of the term of this Agreement, the Employee will have been unable or unwilling or will have failed to perform her duties for a total period of 120 days, irrespective of whether or not such days are consecutive. For the purposes of this Agreement, the term 'any year of the term of this Agreement' means any 12 calendar month period commencing on 1st day of January, and terminating on 31st day of December, during the term of this Agreement.

     Termination of Employment
     -------------------------

36. Where the Employee has breached any of the terms of this Agreement or where there is just cause for termination, the Employer may terminate the Employee's employment without notice.

37. The Employee and the Employer agree that reasonable and sufficient notice of termination of employment by the Employer is the greater of two weeks and any notice required under any relevant employment legislation.

38. If the Employee wishes to terminate her employment with the Employer, the Employee will provide the Employer with two weeks' notice. As an alternative, if the Employee co-operates with the training and development of a replacement, then sufficient notice is given if it is sufficient notice to allow the Employer to find and train the replacement.

39. Should the Employee terminate her employment pursuant to this Agreement, and there is no constructive dismissal, the Employee agrees to be reasonably available as a consultant for the purposes of maintaining any projects or developments created while employed by the Employer. The Employee agrees to negotiate the terms of the consulting work in good faith. In her capacity as a consultant for the Employer pursuant to this paragraph, the Employee agrees to provide her present residential address and telephone number as well as her business address and telephone number.

40. The time specified in the notice by either the Employee or the Employer may expire on any day of the month and upon the date of termination the Employer will forthwith pay to the Employee any outstanding portion of the wage, accrued vacation and banked time, if any, calculated to the date of termination. Notwithstanding the date of termination, the Employee acknowledges and agrees to diligently execute and complete her employment responsibilities to the Employer at the reasonable direction of the Employer. Failure of the Employee to responsibly execute her obligations to the Employer during the notice period will be considered to be an abandonment of her obligations and will be sufficient cause for immediate termination of the Employee without compensation or notice.

     Remedies
     --------

41. The Employee agrees and acknowledges that the Confidential Information is of a proprietary and confidential nature and that any disclosure of the Confidential Information to a third party in breach of this Agreement cannot be reasonably or adequately compensated for in money damages, would cause irreparable injury to Employer, would gravely affect the effective and successful conduct of the Employer's business and goodwill, and would be a material breach of this Agreement.

42. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee agrees that the Employer is entitled to, in addition to and not in limitation of any other rights and remedies available to the Employer at law or in equity, to a permanent injunction in order to prevent or restrain any such breach by the Employee or by the Employee's partners, agents, representatives, servants, employees, and/or any and all persons directly or indirectly acting for or with the Employee.

43. The Employee agrees to co-operate with the Employer following termination by providing documentation and other information to permit the Employer to evaluate whether the Employee is honoring her post-employment obligations set out in this Agreement.

     Severability
     ------------

44. Employer and Employee acknowledge that this Agreement is reasonable, valid and enforceable. However, if a court of competent jurisdiction finds any of the provisions of this Agreement to be too broad to be enforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable, bearing in mind that it is the Employee's intention to give the Employer the broadest possible protection against disclosure of the Confidential Information, against the Employee soliciting the Employer's employees and contractors and against the Employee using such Confidential Information in competing with the Employer.

45. In the event that any of the provisions of this Agreement will be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions will nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement and the remaining provisions had been executed by both parties subsequent to the expungement of the invalid provision.

     Notices
     -------

46. If Employee loses or makes unauthorized disclosure of any of the Confidential Information, the Employee will immediately notify the Employer and take all reasonable steps necessary to retrieve the lost or improperly disclosed Confidential Information.

47. All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and either served personally or sent by facsimile or e-mail. The address for any notice to be delivered to any of the parties to this Agreement is as follows:

     a. Marine Exploration Inc: 535 16th Street Suite 820, Denver, CO 80202 Fax #: 303-534-2400 Email: info@mexp.biz

     b.   Mark Goldberg: Fax #: Email: mgoldb5217@aol.com

     or to such other address as to which any Party may from time to time notify the other.

     Modification of Agreement
     -------------------------

48. Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

     Governing Law
     -------------

49. It is the intention of the parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Colorado, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     Additional Provisions
     ---------------------

50. Stock Conversion. Pursuant to this contract Goldberg will be allowed to convert a $5000 note, advanced on behalf of the Company into 30,000,000 (thirty million) common shares of stock, subject to a group sale plan and leakage agreement

51. Control Affiliate. Goldberg will be a control affiliate and executive as defined under Rule 501(b) and Rule 501(f).

52. Hoss Capital limited membership / split proceeds arrangement. As additional incentive certain members of the company's founder team will include Goldberg or designee as a limited member of Hoss Capital LLC in a split proceeds / limited membership agreement which shall be attached to this contract as exhibit B. General Provisions

53. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

54. The Employee is liable for all costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by the Employer in enforcing this Agreement as a result of any default of this Agreement by the Employee.

55. No failure or delay by the Employer in exercising any power, right or privilege provided in this Agreement will operate as a waiver, nor will any single or partial exercise of such rights, powers or privileges preclude any further exercise of them or the exercise of any other right, power or privilege provided in this Agreement.

56. This Agreement will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns, as the case may be, of the Employer and the Employee.

57. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

58.  Time is of the essence in this Agreement.

59. If there is a previous employment agreement between the parties to this Agreement, the parties agree that this Agreement will replace that previous employment agreement and the Employee acknowledges that this Agreement was entered into in consideration of a compensation increase commencing the start of this Agreement. The Employee acknowledges that it was agreed at that time that a new employment agreement would be entered into in consideration of the compensation increase.

60. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or written. As of the effective date of this Agreement, this Agreement supersedes all other agreements between the parties. The parties to this Agreement stipulate that neither of them has made any representations with respect to the subject matter of this Agreement except such representations as are specifically set forth in this Agreement. Each of the parties acknowledges that it has relied on its own judgment in entering into this Agreement.

IN WITNESS WHEREOF Marine Exploration Inc has duly affixed its signature by a duly authorized officer under seal and Mark Goldberg has duly signed under hand and seal on this 8th Day of May 2009.




                                                 Marine Exploration Inc
//signed//                                       per:  //signed//
-------------------------------                       --------------------------
Witness                                               (SEAL)






//signed//                                            //signed//
-------------------------------                       --------------------------
Witness                                               Mark Goldberg

                          LIMITED MEMBERSHIP AGREEMENT

This Limited Membership Agreement is between HOSS CAPITAL LLC, ("Hoss") a Texas Limited Liability Company and Mark Goldberg, ("Goldberg"), and individual. WHEREAS Hoss Capital LLC is the beneficial owner of 4.3million registered shares in Marine Exploration Inc., OTCBB MEXP, ("the Marine Shares"), these shares being currently registered for sale under Form SB-2 declared effective by the SEC on September 17, 2007, and on deposit at Wachovia Securities, and desires to retain Goldberg for management services for Hoss it is agreed that:


                              DEFINITION AND TERM:

This contract term will be one year and extendable by both parties. This shall be a "limited membership" that shall entitle Goldberg profit for the distribution defined below.

                                  GOVERNING LAW

This Agreement shall be governed under the Laws of the State of Colorado, and disputes handled in Denver District Court.

                       INFORMATION AND ACCOUNT INFORMATION

Goldberg shall be granted account access for the Wachovia Securities Account upon request to verify and review any account activity.

                              DISTRIBUTION AND SALE

1. When mutually agreed upon shares will be sold through any applicable method, as a "prospectus sale" by Hoss Capital LLC, the Registered Holder.

2. When mutually agreed upon funds / proceeds from these sales will be distributed as follows, net of all applicable fees including legal, Edgar filings and any other reasonable expenses:

a.   33% to Goldberg as a distribution under this Agreement

b.   67% to Hoss Capital LLC's members.



     Agreed to this 8th Day of May, 2009 by:





For Hoss Capital LLC                                 Mark Goldberg, Individually